                                                                 EXHIBIT 10.26


                          LEASE MODIFICATION AGREEMENT


         THIS LEASE MODIFICATION AGREEMENT NO. 2 (this "Agreement") dated as of April 26, 2000, by and between OTR, an Ohio general partnership ("Landlord") and Beacon Education Management LLC, a Tennessee limited liability company ("Tenant").


                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into a Lease dated July 29, 1998 (the "Lease"), covering approximately 2,570 square feet of space (the "Existing Premises") in the building (the "Building") known as 112 Turnpike Road, Westborough Executive Park, Westborough, Massachusetts; and

         WHEREAS, the Commencement Date of the Lease occurred on October 1, 1998, and the Initial Term of the Lease expires by its terms on September 30, 2003; and

         WHEREAS, Landlord and Tenant mutually desire to amend the Lease by, among other things, enlarging the size of the Premises by approximately 4,024 square feet of space (the "Additional Premises") on the first floor of the Building, and by extending the Initial Term through March 31, 2005; and

         WHEREAS, Landlord and Tenant mutually intend and desire to modify the Lease on and subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, each to the other paid, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                  1. Tenant currently occupies the Existing Premises, and agrees that Landlord is not responsible or liable to perform any work therein, or to pay any allowance or contribution toward the cost of any work to be performed by Tenant therein. In addition, Tenant agrees (except as expressly set forth hereafter) to accept the Additional Premises in their AS IS condition, and without any representation or warranty by Landlord.

                  2. (a) Effective from and after the Effective Date (as hereinafter defined), the definition of "Premises" set forth in Section 1.2 of the Lease is amended to read: "A portion of the Building as shown on Exhibit A-1 annexed hereto." The Lease is further amended, effective from and after the Effective Date, by deleting Exhibit A to the Lease and substituting therefor Exhibit A-1, annexed hereto.

                  (b) Effective from and after the Effective Date, the definitions of "Premises Rentable Area," "Escalation Factor," "Initial Term" and "Security Deposit," set forth in Section 1.2 of the Lease are amended to read as follows:

         Premises Rentable Area: Agreed to be 6,594 square feet located on the first floor of the Building.

         Escalation Factor: 9.76%, as computed in accordance with the Escalation Factor Computation.

         Initial Term: The period commencing on the Commencement Date and expiring at the close of the day on March 31, 2005.

         Security Deposit: $12,089.00,

                  (c) Effective from and after the thirtieth (30th) day following the Effective Date, the definition of "Basic Rent," set forth in
Section 1.2 of the Lease is amended to read as follows:

         Basic Rent: The sum of (i) $145,068.00 ($22.00 per square foot of Premises Rentable Area) per annum, plus (ii) $6,264.30 ($0.95 per square foot of Premises Rentable Area) per annum as an allowance (the "Estimated Electricity Payment") toward the actual cost to Landlord of providing electricity to the Premises, as all of the same may be adjusted and/or abated pursuant to Sections 7.5 and 12.1.

                  3        The Effective Date shall be the later to occur of:
(i) April 1, 2000, or (ii) the sooner to occur of (A) the date on which Landlord substantially completes Tenant's Work and a certificate of occupancy has been issued therefor, or (B) the date upon which Tenant first occupies all or any portion of the Additional Premises for the conduct of its business. Tenant's Work shall be deemed substantially completed on the first day on which such Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Additional Premises (i.e. so-called "punch list" items) and Tenant has been given notice thereof. Landlord shall complete as soon as conditions permit all "punch list" items and Tenant shall afford Landlord access to the Additional Premises for such purposes. Free month rent begins upon receipt of certificate of occupancy. JM 4/11/00

                  4        (a) Tenant acknowledges that work will have to be
done in Additional Premises to prepare the same for Tenant's occupancy. Tenant has prepared various plans and specifications (the "Plans") showing the proposed improvements to the Additional Premises, which Plan has been approved by Landlord. From the Plans, Tenant's architect shall prepare and deliver to Landlord such additional plans and specifications (the "Final Plan") as may be required to obtain necessary governmental permits or approvals and thereafter to undertake the work shown thereon ("Tenant's Work"). Landlord shall submit the Final Plan to Tenant for its approval, which shall not be unreasonably withheld, delayed or conditioned (and any failure to disapprove the Final Plan in writing (together with a reasonably detailed statement of the reasons therefor) within three days after submission shall be deemed approval thereof). Promptly upon execution of this Amendment and approval of the Final Plan, and execution by Tenant of a work letter setting forth Tenant's responsibility for the costs of such Work, Landlord shall thereafter undertake and substantially complete such work in the Additional Premises as is shown on the Plan.

                           (b)      Following Landlord's approval of the Final
Plan, Tenant shall make no changes or modifications thereto, except with Landlord's consent (which may be conditioned on, inter alia, Tenant's agreement as to any additional cost or time delays incurred). To the extent that the cost of completing Tenant's Work (including without limitation Tenant's cost of space planning and architectural services, as well as the cost of construction, as reasonably estimated by Landlord's contractor as of the time of approval of the Final Plan) exceeds an amount (the "Additional Contribution") equal to Twenty Dollars ($20.00) per square foot of Premises Rentable Area contained in the Additional Premises, Tenant shall pay such excess to Landlord, 80% thereof to be paid on the date Tenant's Plans are approved and 20% on the Effective Date (or, in either case, at such later time as Landlord advises Tenant of the amount of such excess). Tenant shall, if requested by Landlord, execute a work letter confirming such excess costs prior to the time Landlord shall be required to commence work. In the event that the actual cost to Landlord of completing Tenant's Work is greater or less than the estimate of Landlord's contractor, then Tenant shall pay, or Landlord shall credit, such difference (as the case may be) within fifteen (15) days after Landlord shall advise Tenant of such actual cost. In addition, if and to the extent that the cost of completing Tenant's Work (as so estimated by Landlord's contractor) exceeds the Additional Contribution, Tenant shall have the right to have Landlord finance such excess, up to an additional Five Dollars ($5.00) per square foot of Premises Rentable Area contained in the Additional Premises (the "Excess Contribution"), in which case each monthly payment of Basic Rent shall be increased (commencing on the first day of the month following determination of the actual cost of Tenant's
Work) by an amount sufficient to frilly amortize the Excess Contribution over the then-remainder of the Initial Term, with interest at ten percent (10%) per annum. Payments on account of the Excess Contribution shall be additional rent under the Lease.

                  5. As a material inducement to Landlord entering into this Agreement, Tenant certifies to Landlord that as of the date hereof: (i) the Lease, as modified hereby, contains the entire agreement between the parties hereto relating to the Premises and that there are no other agreements between the parties relating to the Premises, the Lease or the Building which are not contained or referred to herein or in the Lease, (ii) Landlord is not in default in any respect in any of the terms, covenants and conditions of the Lease; (iii) Tenant has no existing setoffs, counterclaims or defenses against Landlord under the Lease; and (iv) Tenant is not, and the performance by Tenant of its obligations hereunder shall not render Tenant, insolvent within the meaning of the United States Bankruptcy Code, the Internal Revenue Code or any other applicable law, code or regulation.

                  6. Tenant covenants, represents and warrants to Landlord that Tenant has had no dealings or communications with any broker or agent (other than Spaulding & Slye, whose fees shall be paid by Landlord) in connection with this Agreement and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commission or charges to any broker or agent claiming through Tenant with respect hereto.

                  7. Tenant represents and warrants that it has taken all necessary corporate, partnership or other action necessary to execute and deliver this Agreement, and that this Agreement constitutes the legally binding obligation of Tenant, enforceable in accordance with its terms. Tenant further represents and warrants that it has full and complete authority to enter into and execute this Agreement and acknowledges that Landlord is relying upon Tenant's representation of its authority to execute this Agreement and Tenant shall save and hold Landlord harmless from any claims or damages, including reasonable attorneys' fees, arising from Tenant's misrepresentation of its authority to enter into and execute this Agreement.

                  8. This Agreement is executed by certain employees of the State Teachers Retirement System of Ohio, not individually, but solely on behalf of Landlord, the authorized nominee and agent for The State Teachers Retirement Board of Ohio ("STRBO"). In consideration for entering into this Agreement, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Agreement on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to Landlord's assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, not shall resort be had to the private property of any of the trustees, officers, directors, employees or agents of STRBO.

                  9. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

                  10. As amended hereby, the Lease is ratified and confirmed and declared to be in full force and effect.

         IN WITNESS WHEREOF, parties have set their respective hands as of the date first above written.

                                    LANDLORD:

                                    OTR, an Ohio general partnership, as nominee for the State Teachers Retirement System of Ohio

                                    By:    /s/ Matthew J. Valanich
                                       -------------------------------------
                                           Hereunto Duly Authorized
                                                 Matthew J. Valanich
                                                 Director,  Eastern  Region  -
                                                 Real Estate


                                    TENANT:

                                    BEACON EDUCATION MANAGEMENT, LLC


                                    By:     /s/ James W. McGonigle
                                        ---------------------------------------
                                    Name:   James W. McGonigle
                                         --------------------------------------
                                    Title:  CFO
                                          -------------------------------------